IMMEDIATE NEWS RELEASE

Schmitt Announces Fiscal 2020 Operating Results

August 31, 2020	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the fiscal year ended May 31, 2020.

For the year ended May 31, 2020 (“Fiscal 2020”), the Company reported revenue from continuing operations of $4,189,924, a decline of 11.4% from $4,729,442 in Fiscal 2019. The decrease in revenue was caused by a decline in product sales at Acuity and XACT of 21.4% and 31.5%, respectively. The decline was partially offset by an increase in Xact monitoring services in the “Internet of Things” industry of 11.5%.

Gross margin increased to 46.6% for Fiscal 2020 from 37.4% in Fiscal 2019. The increase was primarily due to a product mix shift towards higher-margin Xact monitoring revenue and $167,479 in revenue from a discontinued product line with no associated cost of sales.

Operating expenses for Fiscal 2020 increased to $4,130,470, as compared to $3,237,330 for Fiscal 2019. The increase was primarily due to professional and legal fees and stock-based compensation recognized as a result of vesting of market-based Restricted Stock Units. These results also included transaction and turnaround costs of $842,162 incurred during Fiscal 2020 as compared to $752,481 in Fiscal 2019.

Net loss from continuing operations was $(1,842,304), or $(0.47) per fully diluted share, for Fiscal 2020 as compared to a net loss of $(1,468,432), or $(0.37) per fully diluted share, for 2019. Excluding reorganization, legal, and transaction fees and inventory adjustments, non-GAAP EPS from continuing operations for Fiscal 2020 was $(0.25) per fully diluted share.

The Company finished the year ended May 31, 2020 with $10,566,531 of cash, compared to $1,467,435 for the year ended May 31, 2019.

Michael Zapata, Chairman and CEO, commented, “Fiscal year 2020 has been a transformational year for Schmitt due to the SBS transaction in the second quarter. The timing proved fortunate as our strong balance sheet has enabled us to invest in our Xact and Acuity business lines, better weather the COVID-19 environment, and execute on the acquisition of Ample Hills.”

“Operationally, the Schmitt team has continued building the foundation, including transitioning from a dated ERP system to a modern platform. The new ERP system will improve reporting and visibility on margins, inventory, and vendor management. We have also made key hires to improve our product development and cost saving initiatives in our business lines.”

“Despite the pandemic and a more restricted environment, our team has performed well and has continued to generate key customer wins that have helped mitigate revenue declines. We are actively creating a stronger foundation that will allow Schmitt’s businesses to capitalize on a healthier environment once we emerge from COVID-19.”

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Ample Hills Acquisition

On July 9th, Schmitt acquired the assets of Ample Hills Creamery, Inc. and its subsidiaries (collectively, “Ample Hills”), a beloved Brooklyn, NY-based ice cream manufacturer and retailer, for approximately $2 million, inclusive of cure costs and deal expenses. Since the acquisition, Ample Hills has reopened its iconic Brooklyn ice cream factory and nine ice cream parlors. Ample Hills has also secured agreements for two additional locations, including Prospect Park, Brooklyn, NY and Long Beach, California.

“Ample Hills is a fantastic company and we are fortunate to be in a position to invest and grow this beloved, Brooklyn based ice cream company. I am thrilled to welcome back the Amployees and all the Ample Hills fans. In the short period since emerging from bankruptcy, the Ample Hills and Schmitt teams have done an incredible job reopening our nine locations and serving scoops. We look forward to sharing a strategic update at our annual meeting later this year,” Zapata added.

Section 382 Rights Agreement

On July 1, 2019, the Company entered into a Section 382 Rights Agreement with Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agreement”) in an effort to protect stockholder value by diminishing the risk that the Company’s ability to use its net operating losses (“NOLs”) to reduce U.S. taxable income and tax liabilities in future taxable periods may become substantially limited.

On August 26, 2020, the Board noted that the Rights Agreement had served its purpose in protecting the NOLs, and the Board expects to terminate the Rights Agreement following the Company’s filings of the Ample Hills financials. Due to the difficulty in gathering certain information relating to Ample Hills, the Company will file Ample Hills financial statements at some point subsequent to the due date of September 24,2020.

“The Board was prudent in implementing the rights agreement in the summer of 2019, ahead of the potential SBS transaction. As the Agreement has served its purpose by reducing cash taxes on the SBS sale proceeds, the Board has approved the removal of the Agreement following our Ample Hills financial filings in the coming months.”

Summary data for the three months and Fiscal year ended May 31, 2020 and 2019:

	Three-Months ended, May 31,		Change
	2020	2019	$	%
Total Net Revenue	$967,078	$1,204,778	(237,700)	-19.7%
Gross Margin	49.6%	32.6%
Operating Expenses	1,331,359	801,670	529,689	66.1%
Net Loss from continuing operations	(703,799)	(409,772)	(294,027)	71.8%
Net Loss per common share, diluted	$(0.18)	$(0.10)	(0.08)	74.2%

	Year-ended, May 31,		Change
	2020	2019	$	%
Total Net Revenue	$4,189,924	$4,729,442	(539,518)	-11.4%
Gross Margin	46.6%	37.4%
Operating Expenses	4,130,470	3,237,330	893,140	27.6%
Net Loss from continuing operations	(1,842,304)	(1,468,432)	(373,872)	25.5%
Net Loss per common share, diluted	$(0.47)	$(0.37)	(0.10)	27.3%

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Reconciliation of Adjusted EBITDA:

	Three-Months ended, May 31,
	2020	2019
Loss before income taxes from continuing operations	$(706,402)	$(407,405)
Depreciation and amortization	40,031	42,118
EBITDA from continuing operations	$(666,371)	$(365,287)

Adjusted for:
Stock-based compensation	27,323	88,942
Reorganization, legal, and transaction fees	240,233	115,034
Inventory adjustments	-	97,122
Software write-downs (recoveries)	(40,468)	-
Income from discontinued product line	(2,925)	-
Adjusted EBITDA from continuing operations	$(442,209)	$(64,189)

	Fiscal year ended, May 31,
	2020	2019
Loss before income taxes from continuing operations	$(1,856,942)	$(1,459,649)
Depreciation and amortization	161,137	173,216
EBITDA from continuing operations	$(1,695,805)	$(1,286,433)

Adjusted for:
Stock-based compensation	354,048	94,621
Reorganization, legal, and transaction fees	842,162	752,481
Inventory adjustments	76,099	213,253
Software write-downs (recoveries)	17,473	-
Income from discontinued product line	(167,479)	-
Adjusted EBITDA from continuing operations	$(573,502)	$(226,078)

Reconciliation of Adjusted Net Income and Non-GAAP EPS:

	Three-Months ended, May 31,	Fiscal year ended, May 31,
	2020	2020
Net loss from continuing operations	$(703,799)	$(1,842,304)
Adjusted for:
Stock-based compensation	27,323	354,048
Reorganization, legal, and transaction fees	240,233	842,162
Inventory adjustments	-	76,099
Software write-downs (recoveries)	(40,468)	17,473
Income from discontinued product line	(2,925)	(167,479)
Tax effects of adjustments	(56,041)	(280,576)
Adjusted net loss from continuing operations (Non-GAAP)	$(535,678)	$(1,000,577)
Non-GAAP loss per fully diluted share	$(0.14)	$(0.25)

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

About Schmitt Industries

Schmitt Industries, Inc., founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through its Acuity® and Xact® product lines. Acuity provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment. The Company also owns and operates Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, President and CEO Jamie Schmidt, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	Year Ended May 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$10,146,531	$1,467,435
Restricted cash	420,000	-
Accounts receivable, net	574,926	631,126
Inventories	1,059,357	1,241,132
Prepaid expenses	60,674	101,617
Current assets held for sale	-	5,192,384
Total current assets	12,261,488	8,633,694
Property and equipment, net	652,136	753,407
Other assets
Intangible assets, net	287,602	392,185
Noncurrent assets held for sale	-	85,967
TOTAL ASSETS	$13,201,226	$9,865,253
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$267,660	$102,566
Accrued commissions	41,450	71,663
Accrued payroll liabilities	86,372	112,351
Accrued liabilities	265,349	-
Customer deposits and prepayments	12,239	78,376
Other accrued liabilities	587,492	128,353
Income taxes payable	47,462	491
Current portion of long-term liabilities	-	20,828
Current liabilities held for sale	-	849,149
Total current liabilities	1,308,024	1,363,777
Long-term liabilities	-	28,543
Total liabilities	1,308,024	1,392,320
Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 3,784,554 shares issued and outstanding at May 31, 2020 and 4,032,878 shares issued and outstanding at May 31, 2019	12,257,306	13,245,439
Accumulated other comprehensive loss	-	(527,827)
Accumulated deficit	(364,104)	(4,244,679)
Total stockholders’ equity	11,893,202	8,472,933
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,201,226	$9,865,253

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three-Months ended May 31,		Year Ended May 31,
	2020	2019	2020	2019
Net Sales	$967,078	$1,204,778	$4,189,924	$4,729,442
Cost of revenue	487,260	812,113	2,239,376	2,960,680
Gross profit	479,818	392,665	1,950,548	1,768,762
Operating expenses:
General, administration and sales	1,294,883	797,741	4,061,621	3,180,497
Research and development	36,476	3,929	68,849	56,833
Total operating expenses	1,331,359	801,670	4,130,470	3,237,330
Operating (loss)	(851,541)	(409,006)	(2,179,922)	(1,468,568)
Other income (expense), net	145,139	1,601	322,980	8,919
Loss before income taxes	(706,402)	(407,405)	(1,856,942)	(1,459,649)
Provision for Income taxes for continuing operations	(2,603)	2,367	(14,638)	8,783
Net loss from continuing operations	(703,799)	(409,772)	(1,842,304)	(1,468,432)
Income from discontinued operations, including gain on sale, net of tax	-	141,064	5,722,879	257,442
Net income (loss)	$(703,799)	$(268,708)	$3,880,575	$(1,210,990)
Net loss per common share from continuing operations:
Basic	$(0.18)	$(0.10)	$(0.47)	$(0.37)
Weighted average number of common shares, basic	3,939,833	4,005,795	3,939,833	4,005,795
Diluted	$(0.18)	$(0.10)	$(0.47)	$(0.37)
Weighted average number of common shares, diluted	3,939,833	4,005,795	3,939,833	4,005,795
Net income per common share from discontinued operations:
Basic	$-	$0.04	$1.45	$0.06
Weighted average number of common shares, basic	3,939,833	4,005,795	3,939,833	4,005,795
Diluted	$-	$0.04	$1.45	$0.06
Weighted average number of common shares, diluted	3,939,833	4,005,795	3,939,833	4,005,795
Net income (loss) per common share:
Basic	$(0.18)	$(0.07)	$0.98	$(0.30)
Weighted average number of common shares, basic	3,939,833	4,005,795	3,939,833	4,005,795
Diluted	$(0.18)	$(0.07)	$0.98	$(0.30)
Weighted average number of common shares, diluted	3,939,833	4,005,795	3,939,833	4,005,795